Exhibit 99.1
For More Information
Investor Contacts:
Suzanne Craig
The Blueshirt Group for SMART Modular Technologies
415-217-7722
Suzanne@blueshirtgroup.com
Barry Zwarenstein
CFO, Senior Vice President
SMART Modular Technologies
510-624-8134
Barry.Zwarenstein@smartm.com
SMART Modular Technologies Reports First Quarter
Fiscal 2011 Results
NEWARK, CA, December 16, 2010 — SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (Nasdaq: SMOD), a leading independent manufacturer of memory modules and solid state storage products, today reported financial results for the first quarter of fiscal 2011 ended November 26, 2010.
First Quarter Fiscal 2011 Highlights:
•	Net sales of $216.4 million

•	Gross profit of $44.0 million

•	GAAP diluted EPS of $0.12

•	Non-GAAP diluted EPS of $0.27

•	Adjusted EBITDA of $29.6 million
Net sales for the first quarter of fiscal 2011 were $216.4 million, as compared to $218.7 million for the fourth quarter of fiscal 2010, and $123.1 million for the first quarter of fiscal 2010.
Gross profit for the first quarter of fiscal 2011 was $44.0 million, compared to $49.8 million for the fourth quarter of fiscal 2010, and $28.8 million for the first quarter of fiscal 2010.
On a GAAP basis, net income for the first quarter of fiscal 2011 was $8.0 million or $0.12 per diluted share, compared to $17.0 million or $0.26 per diluted share for the fourth quarter of fiscal 2010, and $4.6 million or $0.07 per diluted share for the first quarter of fiscal 2010. The first quarter of fiscal 2011 net income of $8.0 million includes a one-time technology access charge of $7.5 million to accelerate our development of enterprise solid state drives.

On a non-GAAP basis, net income was $17.6 million or $0.27 per diluted share for the first quarter of fiscal 2011, compared to $18.8 million or $0.29 per diluted share for the fourth quarter of fiscal 2010, and net income of $5.4 million or $0.08 per diluted share for the first quarter of fiscal 2010.
Adjusted EBITDA for the first quarter of fiscal 2011 was $29.6 million, compared to $33.2 million for the fourth quarter of fiscal 2010, and $15.0 million for the first quarter of fiscal 2010.
Please refer to the Non-GAAP Information section and the “Reconciliation of Non-GAAP Financial Measures” table below for further detail on non-GAAP net income and Adjusted EBITDA.
“We are pleased to have achieved our earnings per share guidance, notwithstanding significant pricing pressures in the DRAM market,” commented Iain MacKenzie, President and CEO of SMART. “In Brazil, despite a greater than 20% increase in module capacity, gross profit was slightly below expectations due to end-of-quarter DRAM price declines. In our specialty memory business, end user demand was somewhat weaker than we had anticipated due in part to delays in orders resulting from the weaker DRAM pricing environment. Despite these pressures, we were able to lower overall operating expenses and achieve our expectations for earnings per share.”
“Longer term, we continue to make progress with our enterprise solid state storage and Brazil flash business initiatives, both of which are important drivers of our future growth. We were particularly pleased with our second Enterprise XceedIOPS SSD design win, in this instance with IBM’s Power7 Supercomputing group. Although we are going through a period of significant DRAM pricing declines, we expect such pricing declines to be temporary and we believe that our strong customer relationships and operational excellence will enable us to remain solidly profitable and successful as the year unfolds,” concluded Mr. MacKenzie.
Business Outlook
The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The Company undertakes no obligation to update these statements.
SMART expects that the combination of the substantial DRAM price declines and the reduced number of business days in the second fiscal quarter will put pressure on its second quarter results.

For the second quarter of fiscal 2011, SMART expects net sales will be in the range of $165 to $185 million and gross profit in the range of $31 to $34 million. Net income per diluted share is expected to be in the range of $0.06 to $0.08 on a GAAP basis. On a non-GAAP basis, SMART expects net income per diluted share will be in the range of $0.09 to $0.11. The guidance for the second quarter of fiscal 2011 includes an income tax provision expected to be in the range of $3.4 to $3.7 million. Please refer to the Non-GAAP Information section and the “Reconciliation of Q2-11 Guidance for Non-GAAP Financial Measures” table below for further detail.
Conference Call Details
SMART’s first quarter fiscal 2011 teleconference and webcast is scheduled to begin at 1:30 p.m. Pacific Standard Time (PST), or 4:30 p.m. Eastern Standard Time (EST), on Thursday, December 16, 2010. The call may be accessed U.S. toll free by calling (877) 941-4774 or U.S. toll by calling (480) 629-9760. Please join the conference call at least ten minutes early in order to register. The access code is 4390981. SMART will also offer a live and archived webcast of the conference call, accessible from the Company’s website at http://www.smartm.com. A telephonic replay of the conference call will be available through midnight PST, December 30, 2010, by dialing (303) 590-3030 and entering passcode 4390981.
Forward-Looking Statements
Statements contained in this press release, or in the teleconference or webcast that are not statements of historical fact, including quotations attributed to Mr. MacKenzie and any statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends,” “temporary,” or similar words that describe the Company’s or its management’s future expectations, plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include projections regarding the Company’s financial performance, the success of our strategic initiatives including investments in our solid state storage growth strategy and the Brazil flash business, the benefits associated with operational efficiencies, the DRAM market and its pricing trends, the temporary nature of pricing trends, new product introductions, market growth, expansion of capacity and strength in markets in the United States, Brazil and Asia, the launch of our flash initiatives in Brazil, customer relationships, and end user and/or customer acceptance, qualification or demand for products.
Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, production or manufacturing difficulties, competitive factors, new products and technological changes, difficulties with or delays in the introduction of new products, declines or fluctuations in product prices and raw material costs and availability, dependence upon third-party vendors, customer demand for or acceptance or qualification of products, end user markets, changes in industry standards or release plans, fluctuations in the quarterly effective tax rate and related tax provision, failure to receive continued favorable tax treatment or renewals of exemptions from or benefits relating to certain taxes in foreign countries, higher than anticipated costs from increasing capacity, changes in foreign currency exchange rates, intellectual property disputes, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for fiscal 2010. Such risk factors as outlined in these reports may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, from such factors on the Company or its results. Accordingly, our future results may differ materially from projections and investors are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements should not be relied upon as a prediction of actual results. These forward-looking statements are made as of today, and the Company does not intend, and has no obligation, to update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release, including Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share. We define Adjusted EBITDA as GAAP net income plus net interest expense, income tax expense, depreciation and amortization expense, stock-based compensation expense, a technology access charge, and other infrequent or unusual items. Adjusted EBITDA is not a measure of financial performance calculated in accordance with U.S. GAAP, and should be viewed as a supplement to, not a substitute for, our results of operations presented on the basis of U.S. GAAP. Adjusted EBITDA also does not purport to represent cash flow provided by, or used in, operating activities in accordance with U.S. GAAP and should not be used as a measure of liquidity.
Non-GAAP financial results do not include stock-based compensation expense, a technology access charge and other infrequent or unusual items. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. By excluding these charges and gains, as well as any related tax effects, our non-GAAP results provide information to management and investors that is useful in assessing SMART’s core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to evaluate financial results, to plan and forecast future periods, and to assess performance of certain executives for compensation purposes. The presentation of this additional information is not meant to be a substitute for the corresponding financial measures prepared in accordance with U.S. GAAP. In addition, these measures may not be used similarly by other companies and therefore may not be comparable between companies.
Investors are encouraged to review the Reconciliation of Non-GAAP Financial Measures table below for more detail on Adjusted EBITDA and non-GAAP calculations.

About SMART
SMART is a leading independent designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers, or OEMs. SMART offers more than 500 standard and custom products to OEMs engaged in the computer, enterprise, industrial, networking, gaming, telecommunications, defense, aerospace and embedded application markets. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash memory in various form factors. SMART also offers high performance, high capacity solid state drives, or SSDs, for enterprise, defense, aerospace, industrial automation, medical, and transportation markets. SMART’s presence in the U.S., Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. See www.smartm.com for more information.
SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data; unaudited)

	Three Months Ended
	November 26,	August 27,	November 27,
	2010	2010	2009

Net income	$7,967	$16,980	$4,582
Add:
Stock-based compensation expense charged to operating expense, net of tax	2,133	1,815	1,635
Technology access charge, no tax effect	7,534	—	—
Gain on repurchase of notes, no tax effect	—	—	(1,178)
Loan fees written off on repurchase of notes, no tax effect	—	—	353

Non-GAAP net income	$17,634	$18,795	$5,392

Non-GAAP net income per diluted share	$0.27	$0.29	$0.08

Shares used in computing non-GAAP net income per diluted share:	65,760	65,175	64,016

Net income	$7,967	$16,980	$4,582
Interest expense, net	711	747	1,663 *
Income taxes	5,339	8,434	4,717
Depreciation and amortization	5,898	5,225	3,617

EBITDA	19,915	31,386	14,579
Adjustments:
Stock-based compensation expense charged to operating expenses	2,145	1,827	1,646
Gain on repurchase of notes	—	—	(1,178)
Technology access charge	7,534	—	—

Adjusted EBITDA	$29,594	$33,213	$15,047

*	Includes $353K of loan fees written off on repurchase of notes.

RECONCILIATION OF Q2-11 GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
(In millions, except per share data; unaudited)

	Three Months Ending February 25, 2011
	GAAP				Non-GAAP
	Range of Estimates				Range of Estimates
	From	To	Adjustments		From	To

Net income	$3.8	$5.1	$2.2	(a)	$6.0	$7.3

Net income per diluted share	$0.06	$0.08			$0.09	$0.11

Shares used in computing net income per diluted share	66.0	66.0			66.0	66.0

(a)	Reflects estimated adjustment for $2.2 million stock-based compensation expense.
SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data; unaudited)

	Three Months Ended
	November 26,	August 27,	November 27,
	2010	2010	2009

Net sales	$216,359	$218,652	$123,093
Cost of sales	172,350	168,872	94,327

Gross profit	44,009	49,780	28,766

Operating expenses:
Research and development	8,160	7,496	5,730
Selling, general and administrative	14,848	16,083	13,366
Technology access charge	7,534	—	—

Total operating expenses	30,542	23,579	19,096

Income from operations	13,467	26,201	9,670
Interest expense, net	(711)	(747)	(1,663)
Other income (expense), net	550	(40)	1,292

Total other expense	(161)	(787)	(371)

Income before provision for income taxes	13,306	25,414	9,299
Provision for income taxes	5,339	8,434	4,717

Net income	$7,967	$16,980	$4,582

Net income per share, basic	$0.13	$0.27	$0.07

Net income per share, diluted	$0.12	$0.26	$0.07

Shares used in computing net income per ordinary share	62,899	62,662	61,974

Shares used in computing net income per diluted share	65,760	65,175	64,016

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	November 26,	August 27,
	2010	2010
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$92,944	$115,474
Accounts receivable, net of allowances of $1,773 and $1,660 as of November 26, 2010 and August 27, 2010, respectively	178,887	208,377
Inventories	103,464	112,103
Prepaid expense and other current assets	22,325	33,488

Total current assets	397,620	469,442
Property and equipment, net	49,179	46,221
Other non-current assets	27,838	21,217
Other intangible assets, net	6,220	6,460
Goodwill	1,061	1,061

Total assets	$481,918	$544,401

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$81,681	$151,885
Accrued liabilities	21,178	29,318

Total current liabilities	102,859	181,203
Long-term debt	55,072	55,072
Other long-term liabilities	4,749	4,546

Total liabilities	162,680	240,821

Shareholders’ equity:
Ordinary shares	11	10
Additional paid in capital	121,269	118,123
Accumulated other comprehensive income	16,202	11,658
Retained earnings	181,756	173,789

Total shareholders’ equity	319,238	303,580

Total liabilities and shareholders’ equity	$481,918	$544,401

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
SUMMARY CASH FLOW INFORMATION
(Unaudited)

	Three Months Ended
	November 26,	November 27,
	2010	2009
	(In thousands)

Net cash provided by (used in) operating activities	$(16,182)	$7,703
Net cash used in investing activities	$(7,537)	$(2,895)
Net cash provided by (used in) financing activities	$1,002	$(24,782)
END